SYNERGY FINANCIAL GROUP, INC.




FOR IMMEDIATE RELEASE
October 25, 2006

FOR FURTHER INFORMATION CONTACT:
Kevin M. McCloskey
Senior Vice President and Chief Operating Officer
Synergy Financial Group, Inc.
(800) 693-3838, extension 3292

                     SYNERGY FINANCIAL GROUP, INC. ANNOUNCES
                          THIRD QUARTER, 2006 EARNINGS

CRANFORD,  NEW JERSEY,  OCTOBER 25,  2006 - John S. Fiore,  President  and Chief
Executive Officer of Synergy Financial Group, Inc. (NASDAQ: SYNF) (the "Company"), the holding company of Synergy Bank and Synergy Financial Services, Inc., today announced net income for the three-month period ended September 30, 2006 of $981 thousand, or $0.09 per diluted share, compared to $1.108 million, or $0.10 per diluted share, for the same period last year. Net income for the nine-month period ended September 30, 2006 was $3.090 million, or $0.29 per diluted share, compared to $3.333 million, or $0.29 per diluted share, for the same period last year. Results for the three- and nine-month periods ended September 30, 2006 included $129,000, or $0.01 per diluted share, and $376,000, or $0.03 per diluted share, respectively, in after-tax stock option expense relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 123(R), "Share-Based Payment," which became effective January 1, 2006.

Total assets reached $993.3 million on September 30, 2006, an increase of 2.0%, or $19.4 million, from $973.9 million on December 31, 2005. The increase was primarily attributable to an increase of $36.0 million in net loans and $8.4 million in bank-owned life insurance, partially offset by a decline of $26.7 million in investment securities.

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Net loans increased 4.9%, to $769.1 million,  on September 30, 2006, from $733.2 million on December 31, 2005. During the first nine months of 2006, Synergy Bank sold approximately $9.1 million of loan participations that were providing yields below current market levels. On September 30, 2006, total loans were comprised of 40.5% in non-residential and multi-family mortgage loans, 20.2% in consumer loans, 16.6% in single-family real estate loans, 14.6% in home equity loans, 6.8% in commercial and industrial loans and 1.3% in construction loans.

On September 30, 2006, the allowance for loan losses was $6.0 million, compared to $5.8 million on December 31, 2005. The ratio of the allowance for loan losses to total loans was 0.78% on both September 30, 2006 and December 31, 2005. Non-performing assets represented 0.13% of total assets on September 30, 2006, compared to 0.04% on December 31, 2005. The increase was due to an $825,000 non-residential loan, which was placed into non-performing status during the third quarter of 2006.

Deposits  reached  $635.3  million on September  30, 2006,  an increase of $28.8 million, or 4.8%, from the $606.5 million reported on December 31, 2005. Certificates of deposit increased by $31.8 million, or 8.7%, from the $366.5 million reported at year-end 2005, while core deposits, which consist of checking, savings, and money market accounts, decreased 3.0 million, or 1.2%. During the same period, Federal Home Loan Bank borrowings declined $11.9 million, or 4.4%, to $254.8 million on September 30, 2006.

Stockholders' equity totaled $96.5 million on September 30, 2006, an increase of $1.2 million, or 1.3%, from $95.3 million on December 31, 2005. The increase was attributable to net income for the period, partially offset by the repurchase of 201,893 shares of the Company's common stock in open market transactions. Additionally, on September 27, 2006, the Company's Board of Directors declared

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a quarterly cash dividend of $0.06 per common share, which is payable on October
27, 2006 to stockholders of record on October 13, 2006.

Net interest income declined $491,000, or 8.0%, for the three months ended September 30, 2006, to $5.7 million, from $6.2 million for the same period last year. For the nine months ended September 30, 2006, net interest income decreased 2.0%, to $18.3 million, from $18.7 million for the same period last year. This year-over-year decline was the result of margin compression stemming from the prolonged, flat yield curve and increased funding costs, coupled with a slowdown in asset growth.

Other income increased $2,000, or 0.2%, for the three months ended September 30, 2006, to $956,000, from $954,000 for the same period last year. For the nine months ended September 30, 2006, other income increased 1.9%, to $2.7 million. The increase for both the three- and nine-month periods was primarily due to an increase in income generated from bank-owned life insurance.

Other expenses decreased $60,000, or 1.2%, for the three months ended September 30, 2006, to $5.0 million. For the nine months ended September 30, 2006, other expenses increased $566,000, or 3.8%, to $15.3 million, from $14.8 million for the same period last year. For the three- and nine-month periods of 2006, there was approximately $169,000 and $497,000, respectively, of pre-tax stock option compensation expense associated with the adoption of SFAS No. 123(R).

ABOUT SYNERGY FINANCIAL GROUP, INC.

Synergy Financial Group, Inc. is the holding company for Synergy Bank and Synergy Financial Services, Inc. The Company is a financial services company that provides a diversified line of products and services to individuals and small- to mid-size businesses. Synergy offers consumer banking, mortgage lending,

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commercial banking,  consumer finance,  Internet banking, and financial services through a network of 19 branch offices located in Middlesex, Monmouth and Union counties in New Jersey.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions and other statements contained in this press release that are not historical facts.

When used in this press release, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs, such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements. We do not undertake to update any forward-looking statement that may be made by the Company from time to time.

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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                             (Dollars in thousands)
                                   (Unaudited)

                                                                              September 30,    December 31,
                                                                                  2006             2005
                                                                                --------         ---------
ASSETS:
Cash and amounts due from banks                                                $   5,108        $    4,635
Interest-bearing deposits with banks                                                 414             1,948
                                                                                --------         ---------
Cash and cash equivalents                                                          5,522             6,583
Investment securities available-for-sale, at fair value                           72,640            85,319
Investment securities held-to-maturity (fair
   value of $79,359 and $93,575, respectively)                                    81,582            95,621
Federal Home Loan Bank of New York stock, at cost                                 12,840            13,263
Loans receivable, net                                                            769,135           733,183
Accrued interest receivable                                                        3,785             3,313
Property and equipment, net                                                       19,504            18,570
Cash surrender value of bank-owned life insurance                                 21,581            13,138
Other assets                                                                       6,655             4,897
                                                                                --------         ---------
     Total assets                                                              $ 993,244        $  973,887
                                                                                ========         =========

LIABILITIES:
Deposits                                                                       $ 635,329        $  606,471
Other borrowed funds                                                             254,750           266,600
Advance payments by borrowers for taxes and insurance                              2,737             2,215
Accrued interest payable on advances                                                 674               611
Other liabilities                                                                  3,293             2,740
                                                                                --------         ---------
     Total liabilities                                                           896,783           878,637
                                                                                --------         ---------
STOCKHOLDERS' EQUITY:
Preferred stock; $.10 par value, 5,000,000 shares
   authorized; issued and outstanding - none                                           -                 -
Common stock; $.10 par value, 20,000,000 shares authorized;
   Issued - 12,509,636 in 2006 and 12,471,481 in 2005
   Outstanding - 11,382,143 in 2006 and 11,545,881 in 2005                         1,251             1,247
Additional paid-in-capital                                                        84,447            85,959
Retained earnings                                                                 33,953            32,794
Unearned ESOP shares                                                              (4,770)           (5,282)
Unearned RSP compensation                                                              -            (2,567)
Treasury stock acquired for the RSP, at cost;
   271,613 in 2006 and 363,037 in 2005                                            (3,086)           (4,124)
Treasury stock, at cost; 1,127,493 in 2006
   and 925,600 in 2005                                                           (14,125)          (11,426)
Accumulated other comprehensive loss, net of taxes                                (1,209)           (1,351)
                                                                                --------         ---------
     Total stockholders' equity                                                   96,461            95,250
                                                                                --------         ---------
     Total liabilities and stockholders' equity                                $ 993,244        $  973,887
                                                                                ========         =========

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
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                 SYNERGY FINANCIAL GROUP, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                 Three Months Ended         Nine Months Ended
                                                    September 30,             September 30,
                                                 -------------------        ------------------
                                                  2006          2005         2006         2005
                                                  ----          ----         ----         ----
Interest income:
   Loans, including fees                       $ 12,199     $   9,868    $  35,456    $  27,210
   Investment securities                          1,577         1,934        4,998        6,448
   Other                                            181           157          526          391
                                                -------      --------     --------     --------
     Total interest income                       13,957        11,959       40,980       34,049
                                                -------      --------     --------     --------
Interest expense:
   Deposits                                       5,671         3,292       15,085        9,025
   Borrowed funds                                 2,627         2,517        7,598        6,347
                                                -------      --------     --------     --------
     Total interest expense                       8,298         5,809       22,683       15,372
                                                -------      --------     --------     --------
     Net interest income before
       provision for loan losses                  5,659         6,150       18,297       18,677
Provision for loan losses                           200           392          868        1,314
                                                -------      --------     --------     --------
     Net interest income after
       provision for loan losses                  5,459         5,758       17,429       17,363
                                                -------      --------     --------     --------
Other income:
   Service charges and other fees on
     deposit accounts                               557           550        1,570        1,562
   Net gain (loss) on sale of investments             -             8            -          (26)
   Commissions                                      211           211          625          660
   Other                                            188           185          521          468
                                                -------      --------     --------     --------
     Total other income                             956           954        2,716        2,664
                                                -------      --------     --------     --------
Other expenses:
   Salaries and employee benefits                 3,080         2,784        9,204        8,261
   Premises and equipment                           634           765        1,967        2,226
   Occupancy                                        589           583        1,715        1,595
   Professional services                            149           165          608          559
   Advertising                                       81           262          341          677
   Other operating                                  443           477        1,486        1,437
                                                -------      --------     --------     --------
     Total other expenses                         4,976         5,036       15,321       14,755
                                                -------      --------     --------     --------
     Income before income tax expense             1,439         1,676        4,824        5,272
Income tax expense                                  458           568        1,734        1,939
                                                -------      --------     --------     --------
     Net income                                $    981     $   1,108    $   3,090    $   3,333
                                                =======      ========     ========     ========

Per share of common stock:
   Basic earnings per share                    $   0.09     $    0.10    $    0.30    $    0.30
   Diluted earnings per share                  $   0.09     $    0.10    $    0.29    $    0.29
   Basic weighted average shares
     outstanding                                 10,379        10,711       10,350       10,993
   Diluted weighted average shares
     outstanding                                 10,874        11,102       10,824       11,390


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